Exhibit 99.3

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

IR Contacts:
FOR IMMEDIATE RELEASE	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT ANNOUNCES CEO SUCCESSION AND APPOINTS NEW COO

COLUMBIA, MD September 16, 2011 — Corporate Office Properties Trust (COPT) (NYSE: OFC), a specialty office real estate investment trust (REIT) that focuses primarily on serving the specialized requirements of U.S. Government and Defense Information Technology tenants, announced today that Randall M. Griffin, Chief Executive Officer (CEO), will retire from his role as CEO at the end of March 2012. Roger A. Waesche, Jr., COPT’s President and Chief Operating Officer (COO), has been elected CEO and as a member of the Board of Trustees, effective April 1, 2012. Mr. Griffin will transition his responsibilities over the next six months to Mr. Waesche, while maintaining his executive responsibilities for fiscal year 2011. Beginning April 1, 2012, Mr. Griffin will continue as a Trustee on COPT’s Board and Mr. Waesche will serve as Trustee, President and CEO. Effective September 29, 2011, Stephen E. Budorick will join COPT as Executive Vice President (EVP) and COO, reporting to Mr. Waesche in his capacity as President, allowing for an effective transition of the COO responsibilities prior to April 2012.

“I have been the leader of this company and its predecessors for over 18 years, and have served as CEO and as a member of our Board since 2005,” stated Mr. Griffin. “During those years, and with the help of many talented individuals, we have built one of the best performing office REITs in the industry, differentiated not only by our unique tenant niche, but also by our corporate culture of excellence, our outstanding customer service, and dedication to our communities. I am honored to remain active in COPT’s future through my continued Board participation, but also look forward to devoting more time to personal pursuits,” he stated.

Jay H. Shidler, Chairman of the Board, said: “On behalf of COPT’s Board, I would like to thank Rand for the leadership and vision he has provided throughout his years of service. We look forward to his continued participation at the Board level. The Board is pleased with the culmination of a four-year succession process and is confident in Roger’s ability to lead the company and continue its tradition of excellence.”

Mr. Waesche has served as COPT’s President and COO since September 2010, after holding the positions of EVP and COO since August 2006, and as COPT’s Chief Financial Officer (CFO) from 1999-2006. Mr. Waesche has been with COPT and its predecessor companies since 1984.

“Roger and I have worked together since 1993,” said Mr. Griffin. “During those years, he has served COPT effectively in a number of influential roles. I am confident that COPT will flourish under his guidance and leadership.”

“I am looking forward to taking on the additional responsibilities that accompany the CEO role and, in the meantime, working closely with Rand and the Board to assure a smooth transition,” said Mr. Waesche. “I am confident that the talented team of managers and associates at COPT will successfully execute the strategic initiatives already announced and take other actions to enhance our market leadership position.”

As COO, Mr. Budorick will report to Mr. Waesche and be responsible for leasing, asset management, property management, and government services. Mr. Budorick joins COPT from Callahan Capital Partners, LLC where he served as EVP of asset management since 2006. Prior to his tenure at Callahan Capital Partners, he was EVP in charge of Trizec Properties, Inc.’s Central Region from 1997-2006, and EVP in charge of third-party management and leasing at Miglin Beitler Management Company from 1991-1997. Mr. Budorick also worked in asset management at LaSalle Partners, Inc. from 1988-1991 and in facilities management and planning at American Hospital Association from 1983-1988. Mr. Budorick earned a B.S. in Industrial Engineering from the University of Illinois and an MBA from the University of Chicago.

“We are delighted to have Steve join the company,” stated Mr. Waesche. “He brings a depth of industry and operations experience that mesh with COPT’s high standards and expectations.”

Company Information

Corporate Office Properties Trust (COPT) (NYSE: OFC) is a specialty office REIT that focuses primarily on strategic customer relationships and specialized tenant requirements in the U.S. Government and Defense Information Technology sectors and Data Centers serving such sectors. The Company acquires, develops, manages and leases office and data center properties that are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in strong markets that we believe possess growth opportunities. As of June 30, 2011, the Company owned 269 office properties totaling 21.4 million rentable square feet, which includes 20 properties totaling 1.1 million square feet held through joint ventures. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                 general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  the Company’s ability to borrow on favorable terms;

•                  risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  changes in our plans or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses;

•                  our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives, including risks associated with the impact of a government shutdown such as a reduction in rental revenues or non-renewal of leases;

•                  the dilutive effect of issuing additional common shares; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.